ALLIANCEBERNSTEIN GLOBAL TECHNOLOGY FUND, INC.

FORMER POLICIES			       	CURRENT POLICIES

Investment Objective:

Fundamental:
Non-fundamental:

The Fund's investment objective is	The Funds investment objective
growth of capital. Current income	is long-term growth of capital
is incidental to the Funds objective.


Fundamental Investment Policies:

The Fund is a diversified Fund as 	The Fund is a diversified
a matter of fundamental policy.

Related fundamental policies:		Related fundamental policies:

The Fund may not, with respect to 	Policy eliminated.
75% of its total assets, have such
assets represented by other than:
(a) cash and cash items,
(b) securities issued or
guaranteed as to principal or
interest by the U.S. Government or
its agencies or instrumentalities,
or (c) securities of any one issuer
(other than the U.S. Government and
its agencies or instrumentalities)
not greater in value than 5% of the
Funds total assets, and not more
than 10% of the outstanding voting
securities of such issuer.

The Fund may not purchase the		Policy eliminated.
securities of any one issuer, other
than the U.S. Government and its
agencies or instrumentalities, if
immediately after and as a result
of such purchase (a) the value of
the holdings of the Fund in the
securities of such issuer exceeds
25% of the value of the Funds total
assets, or (b) the Fund owns more
than 25% of the outstanding
securities of any one class of
securities of such issuer.


Under normal circumstances, the		Policy eliminated.
Fund invests at least 80% of its
net assets in securities of
companies that use technology
extensively in the development
of new or improved products or
processes.


				Non-fundamental policy:

				Under normal circumstances, the
				Fund invests at least 80% of its
				net assets in securities of
				companies that are involved in the
				production, creation or marketing of
				technology, technology services or
				that use technology extensively in
				the development of new or improved
				products or processes.


The Fund may not concentrate its   The Fund may not concentrate
investments in any one industry,   investments in an industry,
but the Fund has reserved the right as concentration may be defined
to invest up to 25% of its total   the 1940 Act or the rules and
assets in a particular industry.   under regulations thereunder (as
				  such statute, rules or regulations
				   may be amended from time to time)
				   or by guidance regarding,
                                   interpretations of, or exemptive
                                   orders under, the
				   1940 Act or the rules or
                                   regulations thereunder published by
			           appropriate regulatory authorities.


The Fund may not mortgage, pledge	Prohibition eliminated.
or hypothecate or otherwise encumber
its assets, except as may be
necessary in connection with
permissible borrowings.

The Fund may not purchase or		The Fund may not purchase or sell real
sell real property (including		estate except that it may dispose of
limited partnership interests		real estate acquired as a result of the
but excluding readily marketable	ownership of securities or other
interests in real estate		instruments. This restriction does
investment trusts or readily		not prohibit the Fund from investing in
marketable securities of		securities or other instruments backed by
companies which invest in		real estate or in securities of companies
real estate).	       			engaged in the securities of companies
					engaged in the real estate business.









The Fund may not purchase or sell	The Fund may not purchase or sell commodities
commodities or commodity contracts,	regulated by the Commodity Futures Trading
except for financial futures		Commission under the Commodity Exchange Act
contracts and options on such		or commodities contracts except for futures
futures contracts.			contracts and options on futures contracts.



Related non-fundamental policy:		Related non-fundamental policy:

The Fund will not enter into any	Prohibition eliminated.
futures contracts or options on
futures contracts if immediately
thereafter the market values of
the outstanding futures contracts
of the Fund and the currencies
and futures contracts subject
to outstanding options written
by the Fund would exceed 50% of
its total assets.

The Fund may not purchase		Prohibition eliminated.
participations or other direct
interests in oil, gas, or other
mineral exploration or
development programs.

The Fund may not invest in		Prohibition eliminated.
companies for the purpose of
exercising control.

The Fund may not purchase		Policy eliminated.
securities on margin, but it may
obtain such short-term credits
from banks as may be necessary
for the clearance of purchases
and sales of securities.


					Non-fundamental policy:

					The Fund may not purchase securities
					on margin, except (i) as otherwise
					provided under rules adopted by the
					SEC under the 1940 Act or by guidance
					regarding the 1940 Act, or
					interpretations thereof, and (ii) that
					the Fund may obtain such short-term
					credits as are necessary for the
					clearance of portfolio transactions,
					and the	Fund may make margin payments in
					connection with futures contracts,
					options,forward contracts, swaps, caps,
					floors, collars and other financial
					instruments.






The Fund may not make loans of		The Fund may not make loans except
its assets to any other person, 	through (i) the purchase of debt
which shall not be considered as	obligations in accordance with its
including the purchase of a		investment objectivesand policies; (ii)
portion of an issue of publicly-	the lending of Fund securities; (iii) the
distributed debt securities;		use of repurchase agreements; or (iv) the
except that the Fund may purchase 	making of loans to affiliated funds as
non-publicly distributed securities	permitted under the 1940 Act, the rules
subject to the limitations		and regulations thereunder (as such
applicable to restricted or not		statutes, rule or regulations may be
readily marketable securities and	amended from time to time), or by guidance
except for the lending of portfolio	regarding, and interpretations of, or
securities.	          		exemptive orders under, the 1940 Act.


The Fund may not borrow money except	The Fund may not issue any senior security
for the short-term credits from banks	(as that term is defined in the 1940 Act)
as may be necessary for the clearance	or borrow money, except to the extent
of purchases and sales of securities	permitted by the 1940 Act or the rules
and except for temporary or emergency	and regulations thereunder (as such
purposes and then only from banks and	statute,rules or regulations may be
in an aggregate amount not exceeding	amended from time to time) or by guidance
5% of the value of its total assets at	regarding,or interpretations of, or
the time any borrowing is made. Money	exemptive ordersunder, the 1940 Act
borrowed by the Fund will be repaid	or the rules or regulations thereunder
before the Fund makes any additional	published by appropriate regulatory
investments.				authorities.

					For the purposes of this restriction,
					margin and collateral arrangements,
					including, for example, with respect to
					permitted borrowings, options, futures
					contracts, options on futures contracts
					and other derivatives such as swaps
					are not deemed to involve the issuance
					of a senior security.


Related non-fundamental policy:		Related non-fundamental policy:

Under the 1940 Act, the Fund may not	Policy eliminated.
invest in senior securities except as
permitted by the 1940 Act or otherwise
permitted by the Funds fundamental
policies.




The Fund will not invest more than	Restriction eliminated.
15% of its net assets in aggregate
in restricted securities and not
readily marketable securities.

Related non-fundamental policy:		Related non-fundamental policy:

The Fund will not invest more		The Fund will limit its investment in
than 15% of its net assets in		illiquid securities to no more than 15%
illiquid securities.			of net assets or such other amount
					permitted by guidance regarding the
					1940 Act.


Non-fundamental Investment Policies:

The Fund may invest in other		The Fund may invest in the securities
investment companies to the 		of other investment companies, including
extent permitted by the 1940 Act.	exchange-traded funds, to the extent
					permitted under the 1940 Act or the rules
					and regulations thereunder (as such statute,
					rules or regulations may be amended from time
					to time) or by guidance regarding,
					interpretations of, or exemptive orders under,
					the 1940 Act or the rules or regulations
					thereunder published by appropriate regulatory
					authorities.


The Fund may invest up to		Restriction eliminated.
10% of its total assets in
warrants.

The Fund may make loans			The Fund may lend Fund securities to the
of portfolio securities of		extent permitted under the 1940 Act or the
up to 30% of its total assets.		rules and regulations thereunder
					(as such statute, rules or regulations
					 may be amended from time to time) or by
					guidance regarding, interpretations of, or exemptive orders under, the 1940 Act.

The Fund may also invest		Policy eliminated.
in debt securities.

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